Exhibit 99.1

CORNELL COMPANIES, INC.

STOCK OPTION AGREEMENT

PURSUANT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

AGREEMENT, dated as of April 7, 2006 (the “Effective Date”) by and between Cornell Companies, Inc. (the “Company”) and                      (the “Participant”), an employee of the Company or a subsidiary thereof.

Preliminary Statement

The Compensation Committee of the Board of Directors of the Company (the “Committee”), pursuant to the Company’s Amended and Restated 1996 Stock Option Plan, a copy of which is annexed hereto as Exhibit A (the “Plan”), has authorized the granting to the Participant, as a Key Employee (as defined in the Plan), of incentive stock options (the “Options”) to purchase the number of shares (“Shares”) of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), set forth below.  The parties hereto desire to enter into this Agreement in order to set forth the terms of the Options.  By executing this Agreement, the Participant acknowledges that he has received a copy of, and is familiar with the terms of, the Plan.  Accordingly, the parties hereto agree as follows:

1.             Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  The annexed copy of the Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, save and except as set forth in Section 11 of this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

2.             Tax Matters.   The Options granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and are hereby designated as incentive stock options.  The Participant acknowledges that any sale, exchange, gift or other disposition of Shares of Common Stock acquired upon exercise of the Options within a period of two (2) years from the date hereof or within a period of one (1) year beginning on the day after the day of the transfer of such shares to the Participant may cause the Options, either in whole or part, to be treated as nonqualified stock options rather than incentive stock options, and the Participant agrees to notify the Company in writing of any such disposition.  Subject to certain exceptions, the Participant must be an employee of the Company or a Designated Subsidiary at all times during the period beginning on the date hereof and ending on the day three (3) months before the date of the exercise of the Options in order for the Options to continue to be treated as incentive stock options.

3.             Grant of Option.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted Options to purchase from the Company up to            Shares at a price per Share of $14.15.

4.             Vesting.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Options shall becomes exercisable upon the Company achieving the annual earnings before interest and taxes and including depreciation allowance (EBITDA) set forth below.  To the extent that the Options have become exercisable, the Options may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options as provided herein.

EBITDA (in millions)	$60	$65	$70	$75	$80
% Vesting (cumulative; not in addition)	20%	40%	60%	80%	100%
# Shares

5.             Restrictions of Exercise.  The Options may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws as they are in effect on the date of exercise.

6.             Manner of Exercise.

(a)           The Options shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit B, or in such other form as may be approved by the Company, which shall set forth the Participant’s election to exercise Options, the number of shares being purchased, and such other representations and agreements as to the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. Such notice shall be accompanied by full payment of the aggregate Purchase Price in cash or in other property acceptable to the Company, including previously-owned shares of Company common stock, as set forth in the Plan.

(b)           Prior to the issuance of any Shares upon exercise of Options, the Participant must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

(c)           Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Participant or the Participant’s legal representative.

7.             Termination.  Unless terminated as provided below or otherwise pursuant to the Plan, the Options shall expire on April 7, 2016 or earlier as provided in the Plan upon a Termination of Employment of the Participant.

8.             Restriction on Transfer of Options.  The Options granted hereby are not transferable otherwise than by will or under the applicable laws of descent and distribution and during the lifetime of the Participant may be exercised only by the Participant or the Participant’s guardian or legal representative.  In addition, the Options shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Options shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Options, or in the event of any levy upon the Options by reason of any execution, attachment or similar process contrary to the provisions hereof, the Options shall immediately become null and void.  The terms of the Options shall be binding upon the executors, administrators, successors and assigns of the Participant.

9.             Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any Shares covered by the Options until the Participant shall have become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

10.           Compliance with Laws and Regulations.  The issuance and transfer of the Shares to be issued pursuant to the Options shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer.

11.           Change of Control.  If a Change of Control (as defined below) is consummated within nine months of the Grant Date of the Options, the Options will expire; however, the Company will create an unfunded deferred compensation account (known as the “Deferred Bonus”) for the benefit of the Participant equal to the difference between the Fair Market Value of the Shares (as of the date of the consummation of the Change of Control) and the Exercise Price of the Option multiplied by the total number of Options granted herein.  The Deferred Bonus will be credited with a 12% annual rate of return on the outstanding account balance on an annualized basis beginning from the effective grant date of the Options.  The Deferred Bonus will be paid out in five installments beginning on the first anniversary date of the Grant.  If the Company is the surviving entity in an Change of Control transaction, the Deferred Bonus will subject to forfeiture if the Participant voluntarily resigns from the Company after the Change of Control. For purposes of this Agreement, a “Change in Control” will be deemed to have occurred if:

i.      any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

ii.     a “going private” transaction pursuant to Rule 13e-3 of the Exchange Act;

iii.    the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

iv.    the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of assets that generated more than 35% of the EBITDA of the Company (as of the most recent fiscal year end).

If (i) the Company is not the surviving entity in any Change of Control transaction or (ii) a Change of Control {as defined above} occurs after nine months of the Grant Date of the Options, the Option will be fully vested and exercisable in accordance with the Plan.

12.           Notices.  Any notice of communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, when dispatched by telegram or one business day after having been dispatched by a nationally recognized courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify in accordance with Article XII(D) of the Plan.):

If to the Company, to:

Cornell Companies, Inc.

1700 West Loop South, Suite 1500

Houston, TX 77027

Attn.: Corporate Secretary

If to the Participant, to:

the address indicated on the signature page at the end of this Agreement.

9.             No Obligation to Continue Employment.  This Agreement does not guarantee that the Company or any Designated Subsidiary will employ the Participant for any specific time period, nor does it modify in any respect the Company’s or any Designated Subsidiary’s right to terminate or modify the Participant’s employment, compensation or consulting arrangement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CORNELL COMPANIES, INC.

By:
Authorized Officer

ACCEPTANCE

The Participant hereby acknowledges receipt of a copy of the Plan, represents that the Participant has read and understands the terms and provisions thereof, and accepts the Options subject to all the terms and provisions of the Plan and this Agreement.

Participant

Address: